UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

RUDOLPH TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27965	22-3531208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rudolph Road Flanders, New Jersey	07836
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 691-1300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 9, 2005, Rudolph Technologies, Inc., a Delaware corporation (“Rudolph”), issued a press release announcing that it had completed its review of August Technology Corporation’s (“August Technology”) restated financial results and amended filings with the Securities and Exchange Commission, and that Rudolph and August Technology were proceeding with the proposed merger on the same financial terms as originally planned. Rudolph also announced that it and August Technology agreed to enter into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of June 27, 2005, by and among Rudolph, August and NS Merger Sub, Inc., a wholly-owned subsidiary of Rudolph, to reflect a change in the composition of Rudolph’s board of directors after the close of the merger.

For additional information concerning the foregoing, a copy of the press release dated December 9, 2005 is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 8, 2005, by and among Rudolph Technologies, Inc., NS Merger Sub, Inc. and August Technology Corporation.

99.1	Press Release dated December 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDOLPH TECHNOLOGIES, INC.

Date: December 9, 2005
	By:	/S/ STEVEN R. ROTH
	Name:	Steven R. Roth
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 8, 2005, by and among Rudolph Technologies, Inc., NS Merger Sub, Inc. and August Technology Corporation.

99.1	Press Release dated December 9, 2005